UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2009

Commission File Number: 000-53311

Jayhawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854
(Address of principal executive offices) (Zip Code)

208-667-1328
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of Direct Financial Obligation

On August 22, 2009 the Registrant agreed to an Amendment to that certain Convertible Promissory Note dated July 30, 2008.  This Amendment became effective as of July 30, 2009.  The original Note was for a principal amount of $800,000, bore interest at the rate of 12 percent per annum, and had a maturity date of July 30, 2009.  The Registrant and Holder of the Note amended it by providing that: 1. the original maturity date be extended to July 30, 2010, 2. that the accrued interest through July 30, 2009, be converted into 384,000 restricted shares of the Registrant’s common stock, and 3. that the Note Holder be compensated a fee in exchange for the extension.  The extension fee is five percent of the original principal amount, or $40,000, paid in the form of 160,000 restricted shares of the Registrant’s common stock.  All other terms and conditions of the original Convertible Note remain in effect.

A copy of the Amendment to the Convertible Promissory Note is attached hereto as Exhibit 10.1.  This brief description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached.

Item 3.02  Unregistered Sale of Equity Securities

See Item 2.03 for a description of the Amendment to the Convertible Note.

Item 8.01  Other Events

The Registrant is providing an operational update of its Southeast Kansas oil and gas projects, and related thereto has issued a Press Release dated September 21, 2009.  That Press Release is attached hereto as Exhibit 99.1.  The Company does not make any material disclosures of non-public information regarding the Company or its business operations except in compliance with Regulation FD to the Securities and Exchange Act of 1934 and all other applicable securities laws

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1                      Amendment to JayHawk Energy, Inc. Convertible Promissory Note
Exhibit 99.1                      September 21, 2009, Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date: September 23, 2009	By:	/s/ Lindsay Gorrill
Name: Lindsay Gorrill Title: President and CEO

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